UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

Acacia Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective March 17, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Acacia Communications, Inc. (the “Company”) approved awards of time-based restricted stock units (each an “RSU” and, collectively, the “RSUs”) and performance-based restricted stock units (each, a “PRSU,” collectively, the “PRSUs” and, together with the RSUs, the “Awards”) to the Company’s executive officers, including 36,350 RSUs and up to a maximum of 72,700 PRSUs for Murugesan Shanmugaraj, the Company’s President and Chief Executive Officer, and 22,719 RSUs and up to a maximum of 45,074 PRSUs for each of John F. Gavin, the Company’s Chief Financial Officer, Mehrdad Givehchi, the Company’s Vice President of Hardware and Software, and Benny P. Mikkelsen, the Company’s Chief Technology Officer, under the Company’s 2016 Equity Incentive Plan (the “Plan”). Each Award was made pursuant to a restricted stock unit agreement with the applicable officer under the Plan in the form previously approved by the Board (the “RSU Agreement”).

Each RSU and PRSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the Award, subject to the terms and conditions set forth in the Plan and the applicable RSU Agreement.

The RSUs vest based on satisfaction of a time-based requirement only, which will be satisfied with respect to 25% of the RSUs on March 17, 2018, and with respect to an additional 25% of the RSUs each year thereafter. Vesting of these RSUs is subject to the applicable officer’s continued provision of services to the Company through the applicable vesting date.

The PRSUs are subject to both performance-based and time-based vesting. The number of PRSUs that are subject to time-based vesting is determined based on the achievement of performance objectives over a two-year period (the “Performance Period”) running from January 1, 2017 through December 31, 2018 (such PRSUs, the “Earned PRSUs”). Thirty-three percent of any Earned PRSUs will vest on the later of (i) March 17, 2019 and (ii) the date that the number of Earned PRSUs is determined by the Committee following the end of the Performance Period. Thereafter, an additional 33% of the Earned PRSUs will vest on March 17, 2020 and the remaining 34% of the Earned PRSUs will vest on March 17, 2021. Vesting of Earned PRSUs is subject to the applicable officer’s continued provision of services to the Company through the applicable vesting date.

The number of PRSUs that become Earned PRSUs will be determined based on the extent to which the Company achieves (i) a revenue growth objective, based on the compound annual growth rate of the Company’s total revenue as reported under U.S. generally accepted accounting principles (“Revenue”) by measuring the Company’s Revenue for 2018 against the Company’s Revenue for 2016 (the “Revenue Growth Objective”), and/or (ii) a stock price objective during the Performance Period (the “Stock Price Objective”). If neither the Revenue Growth Objective nor the Stock Price Objective is achieved, none of the PRSUs will become Earned PRSUs.

In the event that we are subject to a Change in Control (as defined in the Company’s Severance and Change in Control Benefits Plan previously approved by the Board), the RSUs will be subject to the acceleration provisions of the Company’s Severance and Change in Control Benefits Plan.

With respect to the PRSUs, in the event of a Change in Control occurring during the Performance Period, the Performance Period will be deemed to end upon the closing of the Change in Control (the “Closing”), achievement of the Revenue Growth Objective will be determined based on the compound annual growth rate of the Company’s Revenue by measuring its Revenue over the 12 months preceding the Closing against the Company’s Revenue for 2016, and achievement of the Stock Price Objective will be determined based on the price paid to holders of Common Stock in connection with the transaction. The number of PRSUs determined to have been earned upon achievement of the applicable performance metrics under the preceding sentence will then continue to be subject to time-vesting over the original time-based vesting schedule, subject to the acceleration provisions of the Company’s Severance and Change in Control Benefits Plan. If a Change in Control occurs following the end of the Performance Period, any Earned PRSUs shall continue to be subject to the time-based vesting schedule described above, subject to the acceleration provisions of the Company’s Severance and Change in Control Benefits Plan. In the event that the Company completes certain acquisition or disposition transactions, the Committee will adjust the Revenue Growth Objective accordingly.

The foregoing description of the RSU Agreements does not purport to be complete and is qualified in its entirety by the complete text of the form of such agreement, which is incorporated herein by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company with the Securities and Exchange Commission on February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: March 23, 2017	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Vice President, General Counsel and Secretary